                                                        Exhibit d(i).(c)

                                   SCHEDULE 1

RS Aggressive Growth Fund                                         1.00%
RS Diversified Growth Fund                                        1.00%
RS Emerging Growth Fund                                           1.00%
RS Global Natural Resources Fund                                  1.00%
RS Internet Age Fund(TM)                                          1.25%
RS MidCap Opportunities Fund                                      1.00%
RS Money Market Fund                                              0.10%
RS Smaller Company Growth Fund                                    1.25%
The Information Age Fund(R)                                       1.00%


ADMINISTRATIVE FUNDS
The Contrarian Fund(TM)                                           1.00%
RS Partners Fund                                                  1.25%
RS Value + Growth Fund                                            1.00%

As amended May 1, 2002